2024 ANNUAL MEETING INVESTOR OUTREACH

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 1 2024 ANNUAL SHAREHOLDER MEETING AGENDA 2 WHO WE ARE 6 EXECUTIVE COMPENSATION 9 APPENDIX – EXECUTIVE COMPENSATION PROCESS

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 2 WHO WE ARE — Our Purpose  Our Purpose: To generate and compound wealth over the long term for our clients—helping to achieve retirement outcomes, pay for education, fund charitable causes and improve people’s lives.  To achieve our purpose, we must continue to thoughtfully grow the business over the long term, while preserving a consistent environment in which our talented investment professionals can thrive.  Successfully generating and compounding wealth over the long term for our clients leads to the generation of sustainable long-term outcomes for our shareholders.

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 3 WHO WE ARE — Our Approach Since its founding, Artisan has built its business based upon a consistent philosophy and business model.

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 4 WHO WE ARE — Our Talent-Driven Business Model Key Elements:  Autonomy - Each investment team has complete autonomy over its investment process and decision-making.  Tailored Environment, Support & Development  The environment in which each team operates is unique and individually tailored.  Each team is built and resourced—and eventually evolves—in the way that works best for the team.  Economic alignment in the form of variable performance-based compensation and long-term incentive awards. Within each investment team, our model creates an ownership mindset marked by dedication, long- termism, integrity, accountability, economic alignment and pride.

EXECUTIVE COMPENSATION (SAY-ON-PAY)

# EXECUTIVE COMPENSATION PROGRAM — Incremental Changes

- Our approach to executive compensation has, over the course of the firm's history, successfully supported the long-term growth of the business.
- Changes to our executive compensation program must be thoughtfully developed and carefully implemented to ensure the program continues to support Who We Are.


Letter from Compensation Committee on Philosophy & Approach
Adopted Clawback Policy and Equity Ownership Guidelines
Approved Individual Cap on Performance-Based Pay
First Grant of Career Vesting Equity Awards
2013
2015
2017
2019
2021
2023
Initial Public Offering
First and Only Increase in Executive Base Salary
Approved Cap on Aggregate Performance-Based Pay

ARTISAN PARTNERS ASSET MANAGEMENT
6

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 7 EXECUTIVE COMPENSATION — Say-on-Pay Proposal  We believe the key principles underlying our executive compensation program ensure focus on our single purpose as a firm—to generate and compound wealth over the long term for clients.  Our differentiated approach:  Supports long-term value creation and sustainable growth  Aligns interests with all our stakeholders—shareholders, clients and investment talent  Prioritizes our most critical employees—investment professionals  Responds to global market conditions  There is more than one way to effectively structure executive compensation—executive compensation programs should appropriately reflect the philosophy and culture of an individual business.  Our approach has, over the course of the firm’s history, successfully supported our purpose and the long-term growth of the business.  We believe it will continue to support the firm, its clients and its shareholders well into the future.  With respect to 2023, ISS and Glass Lewis have supported our say-on-pay proposal.  Vote FOR Named Executive Officer Compensation (Say-on-Pay)

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 8 APPENDIX—EXECUTIVE COMPENSATION PROCESS

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 9 EXECUTIVE COMPENSATION — Pay for Performance Philosophy  Executive compensation should be tied to the firm’s purpose and the drivers of its long-term success.  Executive compensation should be structured over long time horizons and based on long-term value creation.  The vast majority of total compensation paid to executives should consist of performance-based cash bonuses and performance- based equity awards .  Base salaries—the only fixed component—are below peer median and have not increased since 2018 (the only increase).  The Compensation Committee’s approach to executive compensation reflects the following key principles. Key Principles 1. The amount of performance-based compensation should initially be considered based on the accomplishment of strategic objectives and key priorities. 2. The amount of performance-based compensation should then be adjusted to reflect the firm’s financial and operating results. 3. The mix of equity and cash performance-based compensation should serve to align executive officers’ interests with those of the firm’s clients, shareholders and key investment professionals. 4. Our approach to compensation should reflect Who We Are as a firm—a high value-added investment firm, designed for investment talent to thrive, and committed to thoughtfully growing over the long term.

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 10 EXECUTIVE COMPENSATION — Process for Determining Performance-Based Compensation Process Overview  The key principles that underlie our executive compensation program are embedded within the Compensation Committee’s comprehensive process for determining the amount and type of performance-based compensation. First Quarter Second Quarter Third Quarter Fourth Quarter  Review strategic objectives and establish key priorities for year  Confirm key measures used to assess the firm’s financial and operational performance for the year  Approve aggregate and individual maximum performance-based compensation amounts for the year  Consider shareholder feedback  Discuss status of strategic objectives and key priorities  Review key measures over multiple time horizons to assess firm’s performance  Consider shareholder feedback  Discuss status of strategic objectives and key priorities  Review key measures over multiple time horizons to assess firm’s performance  Review say-on-pay vote result and consider shareholder feedback  Discuss status of strategic objectives and key priorities  Review key measures over multiple time horizons to assess firm’s performance  Consider McLagan’s market analysis  Consider shareholder feedback  Review executive officers’ key accomplishments vis-à-vis strategic objectives and key priorities and consider amount of performance- based compensation  Review key measures used to assess the firm’s performance and adjust performance-based compensation accordingly  Determine cash/equity mix of performance-based compensation

# EXECUTIVE COMPENSATION — Process for Determining Performance-Based Compensation

**Key Principle 1: The amount of performance-based compensation should initially be considered based on the accomplishment of strategic objectives and key priorities.**

- The Committee reviews strategic objectives and sets key priorities in January of each year and establishes an upper limit on the amount of performance-based compensation in the aggregate and individually.

| Our Purpose: Generate and compound wealth over the long term for our clients | | | |
|---|---|---|---|
| **Investments** | **Business Management** | **Financials** | **Sustainability** |
| Strategic Objective:<br>▪ Maintain our talent-driven business model and investment-focused culture by managing the alignment of, and resources for, the firm's investment professionals. | Strategic Objective:<br>▪ Provide a distraction-free investment environment that allows our investment professionals to focus on delivering high value-added investment results. | Strategic Objective:<br>▪ Navigate short-term market volatility with our financial model that emphasizes variable expenses, healthy operating margins and fee levels reflective of our high value-added investment. | Strategic Objective:<br>▪ Promote and improve the sustainability of the firm, both in terms of its business model and investment activities. |
| Key Priorities:<br>▪ Continue to build and manage investment operations to support the growing range of investment capabilities.<br>▪ Focus the Investment Strategy Group on the capitalization of early-stage growth strategies.<br>▪ Opportunistically evaluate new investment teams and talent in pursuit of thoughtful growth. | Key Priorities:<br>▪ Continue to evolve the distribution structure to align with investment teams and breadth of strategies.<br>▪ Focus on building a foundational asset base in early-stage growth strategies.<br>▪ Evolve marketing and communications to manage increased digital communications and strengthen sales support.<br>▪ Formalize Chief Operating Officer role with focus on supporting investments.<br>▪ Develop a holistic approach to human capital. | Key Priorities:<br>▪ Manage financial alignment to our business model. | Key Priorities:<br>▪ Execute on the firm's sustainability initiatives. |

- At the end of each year, the Committee assesses executives' performance relative to strategic objectives and considers the accomplishment of key priorities over both annual and long-term time horizons.
  - Performance-based compensation is considered, subject to further adjustment to reflect the firm's financial and operating results.

ARTISAN PARTNERS ASSET MANAGEMENT

11

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 12 EXECUTIVE COMPENSATION — Process for Determining Performance-Based Compensation Key Principle 2: The amount of performance-based compensation should be adjusted to reflect the firm’s financial and operating results.  Nearly all of our revenue consists of investment advisory fees paid based on the assets we manage for clients.  The amount of assets we manage, and therefore the amount of revenue we earn, is largely dependent upon global market and economic conditions that are outside of our control.  We cannot use predetermined formulas or set “target” levels of performance, as that would limit the ability to adjust performance-based compensation in response to rapidly changing market or economic conditions, which impact our revenue on a delayed basis. Adjusted measures are non-GAAP measures and are explained and reconciled to the most directly comparable GAAP measures in the appendix.

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 13 EXECUTIVE COMPENSATION — Process for Determining Performance-Based Compensation Key Principle 2 (cont’d): The amount of performance-based compensation should be adjusted to reflect the firm’s financial and operating results.  The Compensation Committee assesses the firm’s financial and operating results by reviewing a number of key measures, over both annual and long-term time horizons.  Performance-based compensation is adjusted (upward or downward) to reflect current market conditions.  This approach:  Emphasizes long-term value creation, not short-term results  Provides flexibility to respond to rapidly changing market conditions Long-Term Growth and Value Creation AUM growth trends Revenue growth trends Sales growth trends Stability and Predictability Adjusted Operating Margin Average Management Fee Investment Performance

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 14 EXECUTIVE COMPENSATION — Process for Determining Performance-Based Compensation Key Principle 3: Determine cash/equity mix of performance-based compensation given existing alignment of interests.  The vast majority of long-term incentive awards are made to the firm’s most critical employees—investment professionals.  The result is a limited amount of equity available to be granted to executives each year and, generally, a larger proportion of performance-based compensation being paid in cash. Long-Term Incentive Award 85% - 90% Investment Teams 10%-15% All Other Associates (including executives)  When determining the mix of cash and equity, the Compensation Committee will consider the existing alignment of executive officers with clients, stockholders and key investment professionals.  This approach may:  Provide more equity for executives and other key leaders that are still building an equity stake  Mitigate the need to sell equity upon vesting for liquidity or tax reasons  Provide executives with capital required to make significant after-tax investments in Artisan’s investment strategies

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 15 EXECUTIVE COMPENSATION — Process for Determining Performance-Based Compensation Key Principle 4: Ensure executive compensation stays true to our philosophy and continues to reflect Who We Are as a firm.  We utilize a tailored approach to executive compensation that remains true to our long-term orientation and the fundamental principles that represent Who We Are.  Our differentiated approach to executive compensation can be illustrated by our use of career vesting awards.  Artisan CEO receives $1 million equity award each year for next five years— ½ career vesting and ½ five-year time vesting.  Hypothetical Peer CEO also receives $1 million equity award each year for next five years—all subject to three-year time vesting (generally the average vesting period amongst our public company peers).  Our approach:  Results in more equity at risk over the long term, with less dilution to shareholders  Incentivizes our CEO to manage for long-term sustainable value creation—not short-term results

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 16 NOTES AND DISCLOSURES

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 17 NOTES AND DISCLOSURES Forward-Looking Statements Certain statements in this presentation and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. Forward-looking statements are subject to a number of risks and uncertainties and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024, as such factors may be updated from time to time. Our periodic and current reports are accessible on the SEC's website at www.sec.gov. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as may be required by law. Non-GAAP Reconciliations Our management uses non-GAAP measures (referred to as “adjusted” measures) of net income to evaluate the profitability and efficiency of the underlying operations of our business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense (reversal) related to market valuation changes in compensation plans, (3) net investment gain (loss) of investment products, and (4) pre-offering relating compensation and offering-related proxy expense. These adjustments also remove the non-operational complexities of our structure by adding back noncontrolling interests and assuming all income of Artisan Partners Holdings is allocated to APAM. Management believes these non-GAAP measures provide meaningful information to analyze our profitability and efficiency between periods and over time. We have included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Our non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Our non-GAAP measures that are presented herein are as follows:  Adjusted net income represents net income excluding the impact of (1) net gain (loss) on the tax receivable agreements (if any), (2) compensation expense related to market valuation changes in compensation plans, and (3) net investment gain (loss) of investment products. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting APAM’s current federal, state, and local income statutory tax rates. The adjusted tax rate was 24.7% for the years ended December 31, 2023 and 2022.  Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.  Adjusted operating income represents the operating income of the consolidated company excluding compensation expense related to market valuation changes in compensation plans and, for certain historical periods, excludes offering related proxy expense and preoffering related compensation.  Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

a r t i s a n p a r t n e r s a s s e t m a n a g e m e n t 18 NOTES AND DISCLOSURES Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with APAM’s initial public offering and related reorganization. Compensation expense (reversal) related to market valuation changes in compensation plans represents the expense (income) associated with the change in the long-term incentive award liability resulting from investment returns of the underlying investment products. Because the compensation expense impact of the investment market exposure is economically hedged, management believes it is useful to reflect the expected net income offset in the calculation of adjusted operating income and adjusted net income. The related investment gain (loss) on the underlying investments is included in the adjustment for net investment gain (loss) of investment products. Net investment gain (loss) of investment products represents the non-operating income (expense) related to the Company’s investments, in both consolidated sponsored investment products and nonconsolidated investment products, including investments in sponsored investment products held to economically hedge compensation plans. Excluding these non-operating market gains or losses on investments provides greater transparency to evaluate the profitability and efficiency of the underlying operations of the business. Interest income generated on cash and cash equivalents is considered part of normal operations, and therefore, is not excluded from the adjusted net income. The following table is a reconciliation between the presented non-GAAP measure and the most directly comparable U.S. GAAP measures. These measures are also described in the Company’s Form 10-K for the year indicated.